Smithfield Foods, Inc. And Subsidiaries
Operating Profit Margins Reconciliation
Third Quarter Fiscal 2010
(in millions)

	Pork	Packaged
	Segment	Meats

Sales	$2,399.4	$1,377.3

GAAP Operating Profit	152.8	145.3
Add:
Restructuring Charges	3.8	2.2
Plant Closure Charges	13.1	-
Adjusted Non-GAAP Operating Profit	$169.7	$147.5

GAAP Operating Profit Margin	6.4%	10.5%
Adjusted Non-GAAP Operating Profit Margin	7.1%	10.7%

International Segment Operating Profit Reconciliation
Third Quarter Fiscal 2010
(in millions)
		International
		Segment

GAAP Operating Profit		$13.1
Add:
Campofrio Debt Restructuring
and Discontinued Operations Charges		11.7
Adjusted Non-GAAP Operating Profit		$24.8

Prior Year Operating Profit		14.5
Adjusted Non-GAAP Operating Profit Improvement		$10.3

Impact of Significant Items on Loss from Continuing Operations
Third Quarter Fiscal 2009
(in millions, except per share data)
			Per
		After	Diluted
		Taxes	Share

Reported GAAP measure		$(108.1)	$(.75)

Add back of significant items:
Restructuring charges in Pork segment		54.0	.38
Gain on sale of Groupe Smithfield investment		(31.4)	(.22)
Tax rate impact of Campofrío/Groupe Smithfield merger		20.1	.14
Cattle inventory write downs		12.0	.08
Gain on early extinguishment of debt		(4.8)	(.03)
Mark to market adjustment on hedges		34.2	.23

Adjusted Non-GAAP measure		$(24.0)	$(.17)